Exhibit 10.15

Strategic Partnership Framework Agreement

Party A: Resgreen Health Science & Technology Group Co., Ltd

ID number: 9143081755805966P

Party B: Sichuan Senmiao Ronglian Techology Co., Ltd.

ID number: 91510000309351968T

Party A has long been committed to the collection, development and application of big health data; as well as health related product sales and services. Their strengths and advantages are obvious in terms of market resources, management team, patent resources and product sales.

Party B is a lawfully existing, professional provider of Internet financial information Services Company. They’ve accumulated a certain amount of resources and management experience in terms of online money lending, consumer finance and supply chain finance.

On the basis of the principles of "voluntariness, friendship, equality and negotiation", Party A and Party B have reached the following strategic partnership framework agreement and shall adhere to this agreement.

1. Purpose of partnership

Both parties are willing to cooperate in the field of Internet finance. Through this strategic partnership, both sides will benefit by further enhancing their operating efficiency and reduce operating costs. This will allow both parties to strategically expand into the market, and gain access to a large amount of market shares; creating much greater commercial values for both parties.

2. Partnership content

(1)Both parties shall provide their own experiences in market development;

(2)Party A and Party B shall recommend their respective business partners to each other, with the goal of seeking more in-depth cooperation;

(3)Party A shall bring its own resources into the business promoted by Party B;

(4)Party B shall guide Party A to gradually get involved in the field of Internet finance.

3. The rights and obligations of both parties

A strategic partnership between the two sides means that both parties need to work together in order to achieve the desired results; it is necessary for both sides to adhere to the rights and obligations as follows:

(1) The rights of both parties

1) Party A and Party B have the right to require each other to provide services, as agreed upon;

2) Both parties have the right to challenge and question one another;

3) Both parties have the right to enjoy the economic interests agreed upon in this contract;

4) Both parties shall retain the right to pursue economic and financial compensation from the other party, if they have failed to fulfill the relevant agreement and the duty of confidentiality;

(2) The obligations of both parties

1) Both parties have an obligation to fulfill this agreement as scheduled;

2) Both parties have an obligation to provide the relevant intelligence support to each other;

3) Party A has the obligation to advance and complete tasks undertaken, including marketing, advertising and other tasks;

4) Party A shall make full use of its industry influence and strategic partnerships to provide the conditions for Party B to develop its business and construct supply chain financial services;

5) Both parties have the obligation to respond to each other’s inquiries;

6) Both parties have the obligation to ensure management of product quality; and to avoid doing anything detrimental to each other’s image and interests;

7) Both parties have the obligation and responsibility to ensure confidentiality of any technical secrets and trade secrets provided by one another;

4. Agreement annexes

If any terms of cooperation or other relevant commercial terms of this Agreement are incomplete, both sides shall negotiate and submit written statements as an annex to this Agreement; and these annexes shall become an integral and inseparable addition to this Agreement.

Unless otherwise stated, the terms of this Agreement shall apply equally to all annexes. If any terms of the annex are inconsistent with this Agreement, the description in the annex shall prevail.

Any concerns that either party has about the details or content of the partnership, including work flow, cooperation time, method of settlements, etc., will require discussion and mutual agreement through friendly negotiations, before agreeing to a resolution and signing the annex.

5. Force Majeure

If there is a force majeure event that seriously obstructs any party's performance of the agreement, or if the force majeure event makes the purpose of this contract impossible; that party shall, without any delay, inform the other party of the extent to which it fulfills the contractual obligations or performs part of its contractual obligations, and issue the respective certificate of authority.

6. Statement and Guarantee

(1) Party B declares and guarantees to Party A that:

Party B is a legally established company with a valid existence;

Party B is within the scope of business cooperation in line with relevant laws and regulations, and national business qualification provisions.

(2) Party A declares and guarantees to Party B that:

Party A is a legally established company with a valid existence;

Party A is within the scope of business cooperation in line with relevant laws and regulations, and national business qualification provisions.

7. Privacy policy

Without the written consent of the other party, neither party shall disclose the contents of this agreement, along with all products, technology, designs and other related matters, in any way to a third party.

This confidentiality clause will still be valid after termination of partnership; and shall remain binding for both parties for two years after the termination of partnership.

8. Commencement of contract

This Agreement shall enter into effect as of the date of signature and seal by both parties. This Agreement shall be conducted in duplicate, and each copy given to both parties shall have the same legal effect.

9. Dispute resolution

Any disputes involving the implementation of this Agreement or anything related to this Agreement, shall be resolved through friendly negotiations. If the parties fail to reach an agreement through negotiation, they may submit a lawsuit to the people’s court located in the region where the original contract was signed, and settle the case through the proceedings.

Party A (Seal):   Resgreen Health Science & Technology Group Co., Ltd. (Seal)

Legal person or authorized representative:

Party B (Seal): Sichuan Senmiao Ronglian Techology Co., Ltd. (Seal)

Legal person or authorized representative:

This agreement was signed in Chengdu, Sichuan Province on March 18, 2017